UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 12, 2005

Entegris, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	000-30789	41-1941551
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 Lyman Boulevard, Chaska, MN		55318
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 952-556-3131

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 12, 2005, in connection with the integration activities associated with the proposed merger of Entegris, Inc. (the “Company”) and Mykrolis Corporation, the Company distributed bonus letters to certain employees whose roles are deemed critical to the successful planning of the process of integrating the Company and Mykrolis. Each of James E. Dauwalter, Chief Executive Officer; Michael W. Wright, President and Chief Operating Officer; John D. Villas, Chief Financial Officer; and Gregory B. Graves, Chief Business Development Officer, received a bonus letter.

These letters provide for an integration-planning bonus to be awarded to each recipient equal to a designated percentage of each such recipient’s current annual base pay pro rated for the period March 1, 2005 through June 30, 2005. The applicable percentage for each of the executive officers named above is 30% (10% on a pro rata basis). The payment of this integration-planning bonus is subject to the terms of certain defined Integration Planning Bonus Guidelines. The integration-planning bonus will be paid to those participants who have satisfied the terms of the Integration Planning Bonus Guidelines, in a lump sum, promptly following the effectiveness of the merger.

A copy of the form of the aforementioned letter and the Integration Planning Bonus Guidelines are filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(c)            Exhibits.

Exhibit 10.1	Form of integration planning bonus letter dated May 12, 2005 and attachments distributed to certain employees (including James E. Dauwalter, Chief Executive Officer; Michael W. Wright, President and Chief Operating Officer; John D. Villas, Chief Financial Officer; and Gregory B. Graves, Chief Business Development Officer)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entegris, Inc.

Date: May 18, 2005

/s/ John D. Villas
John D. Villas Chief Financial Officer